Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(4,798,869)
Unrealized Gain (Loss) on Market Value of Commodity Futures	4,902,635
Dividend Income	116,179
Interest Income	47,051
ETF Transaction Fees	2,100
Total Income (Loss)	$269,096

Expenses
General Partner Management Fees	$25,637
Professional Fees	28,385
Brokerage Commissions	4,784
Directors' Fees and insurance	4,865
License fees	641
Total Expenses	$64,312
Net Income (Loss)	$204,784

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/25	$73,941,093
Withdrawals ((500,000) Shares)	(31,435,920)
Net Income (Loss)	204,784

Net Asset Value End of Month	$42,709,957
Net Asset Value Per Share (650,000 Shares)	$65.71

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596